Exhibit 10.40

MASTER CONSULTING AGREEMENT

This agreement (“Agreement”) is made on May 24, 2016 (“Effective Date”), by and between David Tousley, doing business as Stratium Consulting Services, whose office is at 913 Keith Road, Wake Forest, North Carolina 27587 (“Consultant”), and KaloBios Pharmaceuticals, Inc., a Delaware corporation, whose mailing address is 1000 Marina Boulevard, Suite 250, Brisbane, CA 94005-1878 (“Client”).  Consultant offers general business consulting services to Client relating to Client’s company.  Client wishes to engage Consultant, from time to time, to perform general business consulting services in connection with Client’s company.

AGREEMENT

1.       Proposals:  Consultant will, when requested by Client, submit Proposals (“Proposal”) for services to be performed by Consultant in connection with specific activities sponsored by Client (“Services”).  The Proposals will state the scope of the service to be performed, the basis on which Consultant will charge for such Services and an estimate of the time required to perform such Services, if appropriate.  If accepted by Client, the Proposal will become a part of this Agreement (numbered sequentially).  Each such Proposal shall be deemed a two-party agreement between Consultant and Client and shall be deemed to incorporate and shall be subject to all the terms and conditions of this Agreement.

(a)  Each Proposal remains effective until final completion of the Services, or for a period as specified in each proposal.

(b)  Upon termination of this Agreement, all rights and duties of the parties hereunder shall cease, except:

  (i)          Client shall be obligated to pay, within fifteen (15) days after receipt of Consultants final invoice, all amounts owing for unpaid Services and related expenses, if any; and

  (ii)         The indemnification provision of section 3 and any signed confidentiality agreement initiated by Client shall survive termination of this Agreement.

2.       Charges and Payments:

(a)   In addition to the charges for Services described in a Proposal, Client shall reimburse Consultant for reasonable and necessary travel expenses incurred in performance of the Services and for the cost of materials, mileage and other out-of-pocket expenses.

MASTER CONSULTING AGREEMENT

(b) Air travel shall be reimbursed at coach class rates, except that reimbursement shall be at business class rates for any international travel.  Mileage shall be reimbursed at the standard IRS mileage rate.

(c) All such travel and out-of-pocket expenses incurred by Consultant in connection with the Services, shall be incorporated on an invoice submitted to Client along with all appropriate supporting documentation associated with such expenses.  Client will not reimburse undocumented expenses.

(d) Consultant shall submit an invoice to Client on a monthly basis for Services performed and on the fifteenth and the last day of each month for expenses incurred hereunder.  Unless Consultant agrees in writing in the form of a proposal to a deferral of fees invoiced, Client shall pay such invoice within fifteen (15) business days of receipt of the invoice, but no later than twenty (20) business days from the invoice date.  If payment is not made within twenty (20) business days from invoice date, and if there is no agreement for deferral of payment, Client is responsible for any costs of recovery, including any legal fees.

3.       Indemnification:

(a) Consultant agrees that Client will not be liable for any claims arising from the negligent acts of Consultant.

(b) Client agrees to defend, indemnify and hold harmless Consultant from any claims, demands, suits and actions in law, or in equity arising out of, or in reference to, the services provided hereunder, except any referred to in 3(a), and agrees to bear all costs and expenses, including reasonable attorney’s fees incurred in connection with the defense of any such claims.

4.       Independent Contractor: In the performance of Consultant’s Services hereunder, Consultant shall act as an independent contractor and shall not be deemed to be an employee of Client.

MASTER CONSULTING AGREEMENT

5.       Miscellaneous: Consultant and Client agree to comply with the provisions of all applicable Federal, State, County, or Municipal laws, regulations or ordinances.

6.       Termination: This agreement may be terminated at any time, by either party, with 30 days written notice.

7.       Notices: Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given when delivered personally against receipt therefore or by facsimile; one (1) day after being sent by Federal Express or similar overnight delivery; or three (3) days after being mailed registered or certified mail, postage prepaid, return receipt requested, to either party at the address set forth below, or to such other address as such party shall give by notice hereunder to the other party.

If to Consultant:	If to Client:

David L. Tousley	Dean Witter III
913 Keith Road	1000 Marina Boulevard, Suite 250
Wake Forest, North Carolina 27587	Brisbane, CA 94005-1878
Email: davidtousley@yahoo.com	Email: kwitter@kalobios.com

8.       Governing Law: This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the state of North Carolina without regard to principles of conflict of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

For Consultant:

/s/ David L Tousley
David L. Tousley
Principal

For Client:

/s/ Dean Witter III
Dean Witter III
Interim Chief Financial Officer

Proposal # 1 To
Master Agreement Between
David Tousley (doing business as Stratium Consulting Services) And KaloBios Pharmaceuticals, Inc.
________________________

This agreement (“Agreement”) is made on May 24, 2016 (“Effective Date”), by and between David Tousley, doing business as Stratium Consulting Services, whose office is at 913 Keith Road, Wake Forest, North Carolina 27587 (“Consultant”), and KaloBios Pharmaceuticals, Inc., a Delaware corporation, whose mailing address is 1000 Marina Boulevard, Suite 250, Brisbane, CA 94005-1878 (“Client”).

Agreement

For a period of six months, Consultant will perform general business consulting services for Client.  Specifically, the goals of this Proposal are as follows:

1)	Fully review SEC filings for 2014 and 2015 as filed with the SEC and note any findings for audit consideration;
2)	Fully review all internal accounting records and financial statements for 2014 and 2015 in preparation for the audit and propose adjustments as necessary;
3)
To the extent possible, review internal controls in place throughout 2015 to determine whether any internal control weaknesses existed during the year and if such weaknesses were mitigated by other controls, noting any findings;

4)	To the extent possible, interview all those involved in preparing the financial accounting records to determine competence and internal control environment, noting any findings;
5)
Manage the audit of the 2015 financial audit for the full year and the auditor review for the three and nine months ended September 30, 2015, working closely with the external audit firm and managing issues as they arise;

6)	Manage the preparation of the Form 10-Q for the three and nine months ended September 30, 2015;
7)	Manage the preparation of the Form 10-K for the year ended December 31, 2015;
8)
Fully review all internal accounting records and financial statements for 2016 in preparation for preparation of the 10-Q for the three months ended March 31, 2016 and propose adjustments as necessary;

9)
To the extent possible, review internal controls in place throughout the first quarter of 2016 to determine whether any internal control weaknesses existed during the year and if such weaknesses were mitigated by other controls, noting any findings;

10)
To the extent possible, interview all those involved in preparing the financial accounting records for the three months ended March 31, 2016, to determine competence and internal control environment during the period, noting any findings;

Proposal # 1 To
Master Agreement Between
David Tousley (doing business as Stratium Consulting Services) And KaloBios Pharmaceuticals, Inc.
________________________

11)	Manage the auditor review for the three months ended March 31, 2016, working closely with the external audit firm and managing issues as they arise;
12)	Manage the preparation of the Form 10-Q for the three months ended March 31, 2016;
13)	As required assist Client in Nasdaq discussions and preparation of materials to achieve new listing on one of the Nasdaq markets;

The fee for such services will be at the initial rate of Two Hundred Twenty Five Dollars ($225.00) per hour, plus any reasonable and necessary travel and out-of-pocket expenses.  An invoice for services shall be submitted on the last day of each month.  Business expenses will also be invoiced on the fifteenth and last day of each month and shall be paid within the terms specified in the Master Consulting Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

For Consultant:

/s/ David L Tousley
David L. Tousley
Principal

For Client:

/s/ Dean Witter III
Dean Witter III
Interim Chief Financial Officer